UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Check the appropriate box:
☐ Preliminary proxy statement
☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☑ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material pursuant to Rule 14a-12
North Pointe Holdings Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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NORTH POINTE HOLDINGS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY JUNE 21, 2006

To the Shareholders of
North Pointe Holdings Corporation:

The Annual Meeting of Shareholders of North Pointe Holdings Corporation (the “Company”) will be held on Wednesday, June 21, 2006, at the Birmingham Conference Center, 31301 Evergreen Road, Beverly Hills, MI 48025, at 9:30 a.m. local time, for the following purposes:

1. To elect two directors to serve until the annual meeting of shareholders in 2009;

2. To ratify the Company’s selection of independent accountants; and

3. To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on April 24, 2006 as the record date for determining the shareholders that are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting.

By Order of the Board of Directors

JAMES G. PETCOFF,
Chairman of the Board, President and
Chief Executive Officer

Southfield, Michigan
May 1, 2006

EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO ENSURE THE PRESENCE OF A QUORUM. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

NORTH POINTE HOLDINGS CORPORATION
28819 FRANKLIN ROAD
SOUTHFIELD, MICHIGAN 48034

PROXY STATEMENT

This Proxy Statement contains information regarding the annual meeting of shareholders of North Pointe Holdings Corporation (the “Company”) to be held at 9:30 a.m. local time, on June 21, 2006, at Birmingham Conference Center, 31301 Evergreen Road, Beverly Hills, MI 48025. The Company’s Board of Directors is soliciting proxies for use at such meeting and at any adjournment or postponement of such meeting. The Company expects to mail this Proxy Statement on or about May 5, 2006.

ABOUT THE MEETING

What is the purpose of the annual meeting of shareholders?

At the annual meeting of shareholders, holders of the Company’s Common Stock will act upon the matters outlined in the accompanying Notice of Meeting, including the election of two directors to serve until the annual meeting of shareholders in 2009, the ratification of the Company’s independent accountants and any other business to be conducted at the meeting.

Who is entitled to vote?

Only record holders of Common Stock at the close of business on the record date of April 24, 2006 are entitled to receive notice of the annual meeting and to vote those shares of Common Stock that they held on the record date. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the annual meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of a one-third of the shares of Common Stock outstanding on the record date will constitute a quorum for all purposes. As of the record date, 9,116,687 shares of Common Stock were outstanding. Broker non-votes (defined below) and proxies received but marked as abstentions or “WITHHOLD AUTHORITY” will be counted as present in determining whether or not there is a quorum.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you attend the annual meeting, you may deliver your completed proxy card in person or vote by ballot. If you own your shares of Common Stock through a broker, trustee, bank or other nominee but want to vote your shares in person, you should also bring with you a proxy or letter from such broker, trustee, bank or other nominee confirming that you beneficially own such shares and giving you the power to vote such shares.

Can I change my vote after I return my proxy card?

You may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice revoking the proxy or a properly signed proxy that is dated later than the proxy card. If you attend the annual meeting, the individuals named as proxy holders in the enclosed proxy card will nevertheless have authority to vote your shares in accordance with your instructions on the proxy card unless you properly file such notice or new proxy.

What if I don’t vote for some of the items listed on my proxy card?

If you return your signed proxy card but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors.

If you hold your Common Stock in street name through a broker and do not return the proxy card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable law, brokers have the discretion to vote on routine matters, such as the uncontested election of directors and ratifying the appointment of the Company’s independent registered public accounting firm, but do not have discretion to vote on non-routine matters. If the broker does not have discretionary authority to vote on a particular proposal, the absence of votes on that proposal with respect to your Common Stock will be considered “broker non-votes” with regard to that matter. Common Stock subject to broker non-votes will be considered present at the meeting for purposes of determining whether there is a quorum but the broker non-votes will not be considered votes cast with respect to that proposal.

What does it mean if I receive more than one proxy card?

It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all of the proxy cards you receive.

What are the Board’s recommendations?

Unless you give different instructions on the proxy card, the proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

for election of the nominated slate of directors (see page 4); and

for ratification of the Company’s independent accountants (see page 19).

With respect to any other matter that properly comes before the annual meeting, the proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

What vote is required to approve each item?

ELECTION OF DIRECTORS.  Nominees who receive the most votes cast at the annual meeting will be elected as directors. The slate of directors discussed in this Proxy Statement consists of two individuals, one for each director whose term is expiring. A properly signed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted for such director(s) so indicated, but it will have no effect on the outcome of the vote. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote.

RATIFICATION OF INDEPENDENT ACCOUNTANTS.  Ratification of the Company’s independent accountants will require the affirmative vote of the majority of the shares of Common Stock outstanding on the record date.

OTHER MATTERS.  If any other matter is properly submitted to the shareholders at the annual meeting, its adoption will require the affirmative vote of the majority of the shares of Common Stock outstanding on the record date. The Board of Directors does not propose to conduct any business at the annual meeting other than as stated above.

How can I access the Company’s proxy materials and annual report on Form 10-K?

The Corporate Governance subsection under “Investor Relations” on the Company’s website, http://www.npte.com, provides access, free of charge, to Securities and Exchange Commission (“SEC”) reports as soon as reasonably practicable after the Company electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports. The reference to our website address in this proxy statement is not intended to function as a hyperlink and, except as specified herein, the information contained on such website is not part of this proxy statement. In addition, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC, will be sent to any shareholder, without charge, upon written request sent to the Company’s executive offices: North Pointe Holdings Corporation, 28819 Franklin Road, Southfield, Michigan 48034.

You may also read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. You may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company, at http://www.sec.gov. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company, at http://www.sec.gov.

Is a list of shareholders available?

The names of registered shareholders of record entitled to vote at the annual meeting will be available to shareholders entitled to vote at the meeting on June 21, 2006 at Birmingham Conference Center, 31301 Evergreen Road, Beverly Hills, MI 48025, for any purpose reasonably relevant to the meeting.

How do I find out the voting results?

The Company will post the results of the voting at the Corporate Governance subsection of Investor Relations section on the Company’s website at http://www.npte.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 24, 2006. The share information set forth in the table below (both numbers of shares and percentages) reflects ownership of Common Stock. Unless otherwise indicated in the table, each person’s address is c/o North Pointe Holdings Corporation, 28819 Franklin Road, Southfield, Michigan 48034.

Directors, Executive Officers and 5%	Number of	Percent
Shareholders(1)	Shares(1)	of Shares(1)

James G. Petcoff	2,852,640	31.3
B. Matthew Petcoff	424,500	4.6
John H. Berry(2)	21,225	*
Bradford T. Lyons	21,225	*
Brian J. Roney	169,800	1.9
L. Matthew MacLean(3)	3,192	*
Harold J. Meloche	16,980	*
Richard J. Lindberg	1,000	*
Joon S. Moon(4)	424,500	4.6
Jorge J. Morales	1,000	*
R. Jamison Williams, Jr.(5)	127,350	1.4
Julius A. Otten	1,000	*
Joseph A. Sarafa	2,000	*
Becker Capital Management(6)	521,500	5.7
Wellington Management Company, LLP(7)	717,300	7.9
Wells Fargo & Company(8)	650,852	7.1
Wells Capital Management Incorporated(9)	585,398	6.4
All directors, director nominees and executive officers as a group (13 persons)	4,108,462	45.1

*	Represents less than 1%

(1)	The Company has relied upon information supplied by certain beneficial owners and upon information contained in filings with the SEC. Each share of Common Stock is entitled to one vote. A “5% shareholder” is defined as a holder of five percent of either the Common Stock, while “Percent of Shares” provides information on the percentage of voting securities owned on an aggregate basis. As of April 24, 2006, there were 9,116,687 beneficially owned shares of Common Stock.

(2)	Mr. Berry holds his shares jointly with his spouse.

(3)	Mr. MacLean holds 692 shares indirectly through the Lawerance Matthew MacLean Living Trust dated March 20, 2000, for which Mr. MacLean serves as trustee.

(4)	The business address of Mr. Moon is 500 East Broadway, Suite 510, Vancouver, Washington 98660.

(5)	Mr. Williams holds 123,350 shares indirectly through the Richard Jamison Williams, Jr. Revocable Trust dated December 7, 2001, for which Mr. Williams serves as trustee.

(6)	Based on a Schedule 13G filed with the SEC on February 10, 2006, the business address of Becker Capital Management is 1211 SW Fifth Avenue, Suite 2185, Portland, Oregon 97204.

(7)	Based on a Schedule 13G filed with the SEC on February 14, 2006, the business address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(8)	Based on a Schedule 13G filed with the SEC on March 3, 2006, the business address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104.

(9)	Based on a Schedule 13G filed with the SEC on March 3, 2006, the business address of Wells Capital Management Incorporated is 525 Market Street, San Francisco, California 94105.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (“insiders”) file reports of ownership and changes in ownership with the SEC and to furnish copies of these reports to the Company. Based on the Company’s review of the insiders’ forms furnished to the Company and representations made by the Company’s officers and directors, no insider failed to file on a timely basis a Section 16(a) form with respect to any transaction in the Company’s equity securities.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth certain information regarding the Company’s equity compensation plan as of December 31, 2005:

Number of Securities Remaining
	Number of Securities	Weighted-Average	Available for Future Issuances
	to be Issued Upon Exercise	Exercise Price of	Under Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plan approved by security holders(1)	405,000	$12.00	483,918

(1)	Consists of the North Pointe Holdings Corporation Equity Incentive Plan.

ITEM 1 — ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members serving three-year staggered terms. Two directors are to be elected at the annual meeting to serve until the annual meeting of shareholders in 2009. The Board of Directors recommends that the shareholders vote FOR each of the two directors listed below that stand for election.

Each of the nominees has consented to serve a three-year term. If any of them should become unavailable, the Board may designate a substitute nominee. In that case, the proxy holders named as proxies in the accompanying proxy card will vote for the Board’s substitute nominee. Additional information regarding the nominees, the directors whose terms are not expiring, and management of the Company is contained under the caption “Management” below.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors currently consists of eight members divided into three classes serving staggered terms. Under the Company’s Corporate Governance Policies, a majority of the Company’s directors must not be officers or employees of the Company or its subsidiaries. Officers of the Company serve at the pleasure of the Board. The directors, executive officers and nominees for director of the Company are as follows:

Name	Age	Title	Term Ending

R. Jamison Williams, Jr.(1)	64	Director	2006
Julius A. Otten(1)	67	Director	2006
James G. Petcoff	51	Chief Executive Officer, President and Chairman of the Board	2008
B. Matthew Petcoff	44	Chief Operating Officer, Executive Vice President, Secretary and Director	2007
John H. Berry	63	Chief Financial Officer and Treasurer
Bradford T. Lyons	54	Senior Vice President — Underwriting
Brian J. Roney	42	Senior Vice President — Finance
L. Matthew MacLean	35	Senior Vice President — Claims
Harold J. Meloche	44	Vice President — Compliance
Richard J. Lindberg	57	Director	2008
Joon S. Moon	68	Director	2007
Jorge J. Morales	51	Director	2008
Joseph D. Sarafa	51	Director	2007

(1)	Standing for re-election to a three-year term.

R. Jamison Williams, Jr. has served as a director since June 2002. He was admitted to the State Bar of Michigan in 1972 and has practiced law for 32 years. Since 1973 he has been a shareholder and currently serves as the Vice President and a director of Williams, Williams, Ruby and Plunkett, PC., a law firm in Birmingham, Michigan. Since 1999, Mr. Williams has also served as a director and Chief Executive Officer of TeleVideo Communications. He also serves as a director of several closely-held corporations, including Penske Corporation, Clarke Detroit Diesel-Allison, Great Lakes Coating Laboratory, Inc., Grindmaster Corporation, and Unruh Fab, Inc. In addition, Mr. Williams serves on the boards of several nonprofit and educational organizations, including the Michigan Opera Theater (currently as Chairman of the Board), the Detroit Symphony Orchestra, Horizons Upward Bound, Eton Academy, the Jamison Williams Foundation and the Center for Hearing Disorders. Mr. Williams graduated with an A.B. degree from Princeton University in 1963 and a J.D. degree from the University of Michigan Law School in 1966.

Julius A. Otten has been a director since the September 2005 offering. Since July 1999, Mr. Otten has acted as a consultant to the insurance industry. From July 1963 to June 1999, Mr. Otten was with KPMG LLP, serving as partner from July 1975 until his retirement in 1999. Mr. Otten serves as a director and chairman of the audit committees of Professionals Direct, Inc. (an insurance holding company traded on the OTCBB whose subsidiaries provide professional liability insurance and related services to attorneys and law firms in Michigan and other states) and of American Community Mutual Insurance Company (a Michigan domiciled multi-state health insurer).

James G. Petcoff has 25 years of experience in the insurance industry. He has been our President and a director since 2001 and our Chief Executive Officer and Chairman of the Board since January 13, 2005. Mr. Petcoff founded North Pointe Insurance and North Pointe Financial in 1986. He has been President, Chief Executive Officer and Chairman of the Board of North Pointe Financial since 1986; Chairman of the Board and Chief Executive Officer of North Pointe Insurance since 1987; President, Chief Executive Officer and a director of N.P. Premium Finance since 1987; President and a director of South Pointe since 2003; President and a director of North Pointe Casualty since March 2004; Chairman, Chief Executive Officer and a director of Home Pointe Insurance since February 2005;

President and a director of Home Pointe Managing General Agency, Inc., or Home Pointe MGA, since February 2005; and President and a director of Midfield Insurance Company since December 2004. From 1999 to August 2004, he also has served as a director of Rentrak Corp., a Nasdaq-listed company based in Portland, Oregon that leases videocassettes, DVDs and video games to video specialty stores and other retailers. From 1980 to 1986, he served as an employee and in management positions at independent commercial insurance agencies. Mr. Petcoff graduated with a B.A. degree from Michigan State University in 1977, an M.B.A. degree from University of Detroit in 1980 and a J.D. degree from University of Detroit School of Law in 1992. He is the brother of B. Matthew Petcoff.

B. Matthew Petcoff has 15 years of experience in the insurance industry. He has served as our Chief Operating Officer and Executive Vice President since January 13, 2005 and as our Secretary since 2001. He joined North Pointe Insurance and North Pointe Financial in 1989 as Operations Manager, and has held numerous positions with our subsidiaries, including Executive Vice President, Chief Operating Officer and director of North Pointe Financial since 1991; President and director of North Pointe Insurance since 1991; Vice President and director of each of N.P. Premium Finance, South Pointe and North Pointe Casualty since 1993, 2003 and March 2004, respectively; President and director of Home Pointe Insurance since February 2005; Executive Vice President and director of Home Pointe MGA since February 2005; and Executive Vice President and director of Midfield Insurance Company since December 2004. He served as President and a director of Queens Pointe Financial from 1997 to 2002. He was a director of Queens Pointe Financial’s subsidiary, Consolidated Property & Casualty, from 1998 to 2002, when Consolidated Property & Casualty and Queens Pointe Financial were transferred to third parties pursuant to a sale or dividend. He served as President and a director of North Pointe Insurance Company of Illinois from 1995 to 2000. Before May 1989, Mr. Petcoff served as a special projects engineer for Dow Corning Corporation, where his duties consisted of supervising aspects of new product development, product reliability and process engineering. He graduated with B.S. degree from Michigan State University in 1983 and an M.B.A. degree from the University of Detroit in 1991. Mr. Petcoff is the brother of James G. Petcoff.

John H. Berry has 31 years of experience in the insurance industry and 35 years of experience as an accountant. He has served as our Treasurer since 2001 and as our Chief Financial Officer since January 13, 2005. Mr. Berry joined us in 1993 as a General Manager and Treasurer of N.P. Premium Finance and was appointed Chief Financial Officer of North Pointe Financial later that year. He served as Assistant Treasurer of North Pointe Insurance from 1993 through March 2004 and has served as its Treasurer since that time. He has also served as Treasurer of South Pointe and North Pointe Casualty since 2003 and March 2004, respectively. Mr. Berry has served as Treasurer of Home Pointe Insurance since February 2005; Vice President, Treasurer and a director of Home Pointe MGA since February 2005; and Treasurer and a director of Midfield Insurance Company since December 2004. He served as the Chief Financial Officer of North Pointe Insurance Company of Illinois from 1996 to 2000. Prior to joining us, Mr. Berry was Chief Financial Officer of O/E Management Services, Inc. from 1992 to 1993. Mr. Berry was employed by Kmart Corporation from 1976 to 1992, during which time he held numerous primarily insurance-related positions, including President of KM Insurance Company, Kmart’s insurance subsidiary, and Risk Manager, Legal Department Staff. Prior to 1976, Mr. Berry held positions with Citizens Insurance Company and Price Waterhouse and Company. Mr. Berry earned a B.B.A./Accounting degree from Eastern Michigan University in 1967. He is a Certified Public Accountant.

Bradford T. Lyons has 32 years of experience in the insurance industry. He has served as our Senior Vice President-Underwriting since January 13, 2005. Mr. Lyons joined North Pointe Insurance and North Pointe Financial in January 1992 as our underwriting manager. In 1993, he became Vice President of Underwriting, and Mr. Lyons has served in such capacity since that time. Prior to joining North Pointe Insurance, he served as a Branch Manager for Reliance Insurance Company from 1983 to 1992. Mr. Lyons joined The Insurance Company of North America in 1973. The Insurance Company of North America later merged with Cigna, where Mr. Lyons held various underwriting and management positions. Mr. Lyons graduated with a B.A. degree from Hope College in 1973.

Brian J. Roney has served as our Senior Vice President-Finance since January 13, 2005. He joined North Pointe Financial in 1999 and was given responsibility for mergers and acquisitions, personal lines planning and business planning special projects. He has served as North Pointe Financial’s Vice President-Finance since the fall of 2002. Before joining us in 1999, he worked for ten years in the securities industry. During that time, he was Director of Corporate Syndications with Roney and Company, a Michigan-based broker dealer (and its successors), where he specialized in mergers and acquisitions and offerings for investment banking clients. He was also a principal of Roney and Company prior to its sale in 1999. Mr. Roney graduated with B.S./B.A. degrees from the University of Notre Dame in 1986 and with an M.B.A. degree from the University of Detroit in 1988.

L. Matthew MacLean has served as our Senior Vice President-Claims since January 13, 2005. Mr. McLean joined the claims department of North Pointe Insurance in 1998, was named Assistant Vice President-Claims in 1999, and Vice President-Claims in 2000. He manages the professional and paraprofessional staff that is responsible for handling claims filed against our insureds. From 1992 to 1998 he was employed as a claims adjuster by LVM Company, which in turn contracted him to North Pointe. Mr. MacLean graduated with a B.A. degree from Michigan State University in 1992 and a J.D. degree from University of Detroit School of Law in 1998. He was admitted to the State Bar of Michigan in 1998. He is the son of Lawrence V. MacLean, a director of North Pointe Financial and North Pointe Insurance.

Harold J. Meloche has served as our Vice President-Compliance since January 13, 2005. Mr. Meloche joined us as Treasurer of North Pointe Financial in 1999. While in our employ, James G. Petcoff and B. Matthew Petcoff, who were serving as senior management for Queensway and Queensway Holdings, Inc., asked that he also serve as a director and Chief Financial Officer of each of those entities, which he did from 2000 to 2001. In May 2001, while Mr. Meloche was a director and executive officer of various Queensway entities, Queensway and certain of its subsidiaries were placed in interim receivership. From 1993 to 1999, he was employed by PricewaterhouseCoopers LLP in Detroit, Michigan, including as an audit manager from 1998 to 1999. From 1987 to 1993, he held financial positions in the securities and motion picture industries. Mr. Meloche received a B.S. degree from State University of New York in New Paltz in 1986, and a Masters of Professional Accountancy degree from Walsh College, Troy, Michigan in 1993. He is a Certified Public Accountant.

Richard J. Lindberg has served as a director since July 2001. He has also served as a director of each of North Pointe Insurance and North Pointe Financial since 2000 and a director of Home Pointe Insurance since February 2005. Since 1998 he has been the Vice President Sales/Marketing of CNI, Inc., a company that manufactures and distributes trim for automobiles. Mr. Lindberg graduated with a B.A. degree from Northern Michigan University in 1970.

Joon S. Moon has served as a director since June 2002. Since 1969, Dr. Moon has been the Chairman and Chief Executive Officer of Rooto Corporation, a manufacturer of industrial and household chemicals. Since 1996 he has also served as the Chairman and Chief Executive Officer of Star Pacific, Inc., which also manufactures industrial and household chemicals. In addition, from August 2000 to August 2004, he has served as a director of Rentrak Corp. a Nasdaq-listed company based in Portland, Oregon. Dr. Moon graduated with a B.S. degree in Chemical Engineering from Michigan State University in 1960 and a Ph.D. degree in Chemical Engineering from the University of California, Berkeley in 1963.

Jorge J. Morales has served as a director since July 2001. He also has served as a director of each of North Pointe Insurance and North Pointe Financial since 1988 and a director of Home Pointe Insurance since February 2005. Since 1998 he has been the Chief Executive Officer of CNI, Inc. a company that manufactures and distributes trim for automobiles. He has also served as the President of two employee staffing organizations: MMS, Inc. since 1997, and HR Alliance, Inc. since 2003. Mr. Morales graduated with a B.A. degree in Accounting from Oakland University in 1979.

Joseph D. Sarafa has served as a director since the September 2005 offering. Mr. Sarafa was admitted to the State Bar of Michigan in 1983 and has practiced law for 21 years. Since 2002, he has been of counsel with the law firm of Cummings, McClorey, Davis & Acho, P.L.C. Prior to such time, he was the President of the Associated Food Dealers of Michigan from 1986 through 2002. Mr. Sarafa currently serves on the Eastern Market Advancement Coalition and Traverse City Chamber Small Business Council. He has previously served on the Michigan Liquor Control Commission Customer Advisory Committee, Southfield Municipal Building Authority, Detroit Regional Chamber, Southfield Tax Increment Finance Authority, Western Michigan University Food Marketing Program and University of Detroit President’s Cabinet. Mr. Sarafa graduated with a B.S. degree from the University of Michigan in 1977 and a J.D. degree from the University of Detroit School of Law in 1982.

THE BOARD OF DIRECTORS AND COMMITTEES

During 2005, the Board consisted of eight directors, held three meetings and acted four times by unanimous written consent. The table below sets forth the membership and meeting information for the four standing committees of the Board in 2005:

Nominating and
Corporate
Name	Audit	Compensation	Governance	Finance

James G. Petcoff	—	—	—	—
B. Matthew Petcoff	—	—	—	—
Richard J. Lindberg	x	x	x	x
Joon S. Moon	—	—	—	Chairperson
Jorge J. Morales	—	Chairperson	—	—
R. Jamison Williams, Jr.(1)	—	—	—	—
Julius A. Otten(1)	Chairperson	—	x	x
Joseph D. Sarafa	x	—	Chairperson	—

The Company’s Board has determined, after considering all of the relevant facts and circumstances, that Messrs. Lindberg, Morales, Otten and Sarafa are “independent” from management, as defined by the rules adopted by the SEC, Nasdaq National Market listing Standards and the Company’s Corporate Governance Policies. To be considered independent, the Board must determine that a director does not have any direct or indirect material relationships with the Company and must meet the categorical and other criteria for independence set forth in the Company’s Corporate Governance Policies.

The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are composed entirely of independent directors. The Finance Committee is comprised of three members, one of whom, Mr. Moon, has been deemed not to be an independent director. During 2005, all directors attended at least 75% of the meetings of the Board of Directors and all committees of the Board on which they served. Directors are expected to attend all meetings, including the annual meeting of shareholders, and it is the Company’s policy to schedule a meeting of the Board of Directors on the date of the annual meeting of shareholders. In addition to attending Board and committee meetings, directors fulfill their responsibilities by consulting with the Chief Executive Officer and other members of management on matters that affect the Company.

Non-management directors are required to regularly hold scheduled executive sessions in which non-management directors meet without the presence of management. These executive sessions generally occur around regularly scheduled meetings of the Board of Directors. Each meeting, the position of presiding director is rotated in alphabetical order among the non-management directors. For more information regarding the Company’s Board of Directors and other corporate governance procedures, see “Corporate Governance” below. For information on how you can communicate with the Company’s non-management directors, including the presiding director, see “Communicating with the Board” below.

Audit Committee.  The Audit Committee is responsible for providing independent, objective oversight and review of the Company’s auditing, accounting and financial reporting processes, including reviewing the audit results and monitoring the effectiveness of the Company’s internal audit function. In addition, the Audit Committee engages the independent registered public accounting firm. See “Report of the Audit Committee.” A copy of the Audit Committee’s charter can be found on the Company’s website, www.npte.com, in the Corporate Governance subsection of the Investor Relations section.

Each of the directors on the Audit Committee is financially literate. The Board of Directors has determined that Julius A. Otten qualifies as an “audit committee financial expert” within the meaning of SEC regulations and that he has the accounting and related financial management expertise required by the Nasdaq listing requirements.

Compensation Committee.  The Compensation Committee’s primary responsibility is to review the compensation and employee benefit policies applicable to employees of the Company and, in particular, senior management. See “Compensation Committee Report on Executive Compensation.” The Compensation Committee’s charter is posted at www.npte.com in the Corporate Governance subsection of the Investor Relations section.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending director nominees for each Board committee. In recommending candidates to the Board, and as part of the selection and nomination process, the Nominating and Corporate Governance Committee reviews the experience, mix of skills and other qualities of a nominee to assure appropriate Board composition after taking into account the current Board members and the specific needs of the Company and the Board. The Board looks for individuals who have demonstrated excellence in their chosen field, high ethical standards and integrity, and sound business judgment. The process also seeks to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the Company’s business.

The committee generally relies on multiple sources for identifying and evaluating nominees, including referrals from the Company’s current directors and management. The Nominating and Corporate Governance Committee does not solicit director nominations, but will consider recommendations by shareholders with respect to elections to be held at an annual meeting, so long as such recommendations are sent on a timely basis to the Secretary of the Company and are in accordance with the Company’s by-laws. The committee will evaluate nominees recommended by shareholders against the same criteria that it uses to evaluate other nominees. The Company did not receive any timely nominations of directors by shareholders for the 2006 annual meeting of shareholders.

Under the Company’s by-laws, shareholders must follow an advance notice procedure to nominate candidates for election as directors (or to bring other business before an annual meeting). Under these procedures, a shareholder that proposes to nominate a candidate for director or propose other business at the annual meeting of shareholders, must give the Company written notice of such nomination or proposal not less than 30 days and not more than 60 days prior to the meeting; if, however, the shareholder received less than 40 days notice or public disclosure of the meeting, then the notice, to be timely, must be received by the Company’s Secretary no later than the close of business on the 10th following the date on which the notice of the meeting was mailed by the Company. The notice must include:

•	the name and address of the person or persons being nominated and such other information regarding each nominated person that would be required in a proxy statement filed pursuant to the SEC’s proxy rules in the event of an election contest;

•	the name and address of the shareholder making the nomination;

•	the class and number of shares of Company stock that the nominating shareholder, and the person or persons being nominated, owns; and

•	the consent of each nominee to serve as a director if elected.

The Nominating and Corporate Governance Committee is also responsible for recommending to the Board appropriate Corporate Governance Policies applicable to the Company and overseeing governance issues.

The Nominating and Corporate Governance Committee’s charter is posted at www.npte.com in the Corporate Governance subsection of the Investor Relations section.

Finance Committee.  The Finance Committee is primarily responsible for reviewing and monitoring the Company’s capital structure policies, long and short-term debt levels, dividend policy, issuance of securities, exposure to fluctuations in interest rates, share repurchase programs and other financial matters deemed appropriate by the board; approving terms of sales of the Company’s securities when the Board does not exercise those powers; reviewing the Company’s financial forecasts, operations and maintenance and capital budgets; reviewing the Company’s employee savings plans; reviewing the Company’s corporate insurance coverage; and reporting regularly to the Board concerning the Committee’s activities.

The Finance Committee’s charter is posted at www.npte.com in the Corporate Governance subsection of the Investor Relations section.

COMPENSATION OF DIRECTORS

During 2005, the Company has agreed to pay directors who are neither employees nor officers of the Company or its subsidiaries an annual fee of $12,000 and a meeting fee of $1,000 for each Board or committee meeting attended. In addition, the chair of the audit, compensation and nominating and corporative governance committees received an additional fee of $500 per meeting attended. Directors who are also our employees will receive no compensation for serving as directors. In 2005, the Company paid fees, in cash, in the aggregate amount of: (i) $6,000 to Mr. Lindberg, (ii) $6,000 to Mr. Moon, (iii) $4,500 to Mr. Morales, (iv) $5,500 to Mr. Otten, and (v) $5,000 to Mr. Safara and (vi) $6,000 to Mr. Williams, for their services as directors of the Company.

The Company reimburses all directors for expenses incurred in attending meetings or performing their duties as directors, up to a maximum of $1,500 per director per meeting.

CORPORATE GOVERNANCE

The Board of Directors has adopted Corporate Governance Policies, a copy of which can be found at the Company’s web site, www.npte.com, in the Corporate Governance subsection of the Investor Relations section. These guidelines address, among other things, a director’s responsibilities, qualifications, including independence, compensation and access to management and advisors. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing these guidelines and recommending to the Board any changes to the guidelines.

The Board also has adopted a Board of Directors and All Employee Code of Business Conduct (together, the “Code”), which sets out basic principles to guide the actions and decisions of all of the Company’s employees, officers and directors. The Code, also available at the Company’s web site in the Corporate Governance subsection of the Investor Relations section, covers topics such as honesty, integrity, conflicts of interest, compliance with laws, corporate opportunities, and confidentiality, as well as numerous other topics. Waivers of the Code are discouraged, but any waiver that relates to the Company’s executive officers or directors may only be made by the Board or a Board committee and will be publicly disclosed on the Company’s website in the Corporate Governance subsection of the Investor Relations section.

A copy of the Company’s Committee charters, the Board of Directors and All Employee Code of Business Conduct and Corporate Governance Policies will be sent to any shareholder, without charge, upon written request sent to the Company’s executive offices: North Pointe Holdings Corporation, 28819 Franklin Road, Southfield, Michigan 48034.

COMMUNICATING WITH THE BOARD

Any shareholder or interested party, who wishes to communicate with the Board or any specific director, including non-management directors, the presiding director, or committee members, may write to:

North Pointe Holdings Corporation
Attn: Board of Directors
28819 Franklin Road, Southfield, Michigan 48034

Depending on the subject matter of the communication, management will:

•	forward the communication to the director or directors to whom it is addressed (matters addressed to the Chairman of the Audit Committee will be forwarded unopened directly to the Chairman);

•	attempt to handle the inquiry directly where the communication does not appear to require direct attention by the Board, or an individual member, e.g. the communication is a request for information about the Company or is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

To submit concerns regarding accounting matters, shareholders and other interested persons may also submit concerns on a confidential and anonymous basis at the Company’s website in the Corporate Governance subsection of the Investor Relations section.

Communications will be made available to directors at any time upon their request.

RELATED PARTY TRANSACTIONS

An independent claims adjusting company, wholly owned by a director of North Pointe Insurance and North Pointe Financial, who is also the father of the Vice President of Claims, provides claims services to the Company. Total fees for these services, which are included in the loss adjustment expenses, were $150,000, $60,000, and $183,000 in 2005, 2004 and 2003, respectively.

In September 2004, the Company sold the renewal rights of approximately 100 liquor liability policies to an insurance company for which the Company has a management services agreement providing all of the accounting, premium collections and claims adjusting and processing. The Company recorded revenues from management services provided to that insurance company of $62,500, $60,000, and $57,500 in 2005, 2004, and 2003, respectively. The Chief Executive Officer and Chief Operating Officer of the Company hold minority ownership interests in that insurance company. The sales price for the renewal rights was $285,000 which the Company recorded as a gain on sale of business in 2004. The Company and the buyer also entered into a mutual non-compete agreement.

A director of the Company’s board and minority shareholder of the Company was paid $5,000 per month for monitoring and evaluating the investments of, and investment advisory services provided to the Company. The Company expensed $10,000, $60,000, and $60,000 in 2005, 2004, and 2003, respectively, for this service. The service was terminated in February 2005. This individual was paid $5,000 per month, beginning in October 2005, to assist the Company’s management in reviewing, evaluating and structuring possible future acquisitions. The Company expensed $15,000 in 2005 for this service.

The Chief Executive Officer and the Chief Operating Officer were paid $33,000 and $5,000 per quarter, respectively, for their guarantees on the senior debt. The Company expensed $113,000, $151,000, and $151,000 in 2005, 2004, and 2003, respectively, as compensation for the guarantees. In September 2005, the guarantees were terminated in conjunction with amended senior debt agreements eliminating the requirement for such guarantees.

The Chief Executive Officer owned a minority interest in Northwestern Zodiac, a partnership that owned the Southfield, Michigan office building, occupied by the Company. Lease expense of $486,000, $729,000, and $707,000 in 2005, 2004, and 2003, respectively, was attributable to this building. A company wholly owned by the Chief Operating Officer managed the building. Total fees for these services were $27,000, $35,000, and $35,000 in 2005, 2004, and 2003, respectively. In August 2005, the lease and management agreements were terminated when the Company acquired Northwestern Zodiac.

Prior to the buy back of the redeemable cumulative convertible preferred stock, the sole preferred shareholder was engaged by the Company under a consulting services agreement to provide various corporate management and financial consulting services. The preferred shareholder was paid $6,000 per month for such services. The Company expensed $38,000 and $75,000 for these services in 2004 and 2003, respectively. The agreement was terminated in conjunction with the buy-back of the preferred stock, in June 2004.

One of the directors of the Company is a shareholder, vice president and director of a law firm that provides legal services to the Company. The Company incurred legal expenses of $9,000, $5,000, and $7,000 in 2005, 2004, and 2003, respectively, for such services.

The son of a director of North Pointe Insurance and North Pointe Financial, who is also the brother of the Vice President of Claims, provides consulting services on a project basis, including the management of the internal controls process, complex high value claims work and other projects as they arise. The consulting services agreement provides for a monthly retainer of $20,000. The Company incurred consulting expenses of $240,000, $60,000 and $0 in 2005, 2004 and 2003, respectively, for such services.

On March 31, 2004, the Company sold 376 shares of common stock for $15,000 to the Vice President of Claims. On January 1, 2003, the Company sold 10,000 shares of common stock for $150,000 to the Vice President of Finance. In both cases, management has determined that the stock was sold at fair value resulting in no charge to employee compensation expense.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight and review of the Company’s accounting functions and internal controls. The Audit Committee acts under a written charter, a copy of which is attached as Exhibit A. The Audit Committee Charter is also available at www.npte.com in the Corporate Governance subsection of the Investor Relations section. Each of the members of the Audit Committee is independent as independence for audit committee members is defined by the rules adopted by the SEC, Nasdaq National Market listing standards and the Company’s Corporate Governance Policies. An Audit Committee member may not simultaneously serve on more than two other audit committees of public companies.

The responsibilities of the Audit Committee include engaging an accounting firm to be the Company’s independent registered public accounting firm. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and discusses and consults with management, internal audit personnel and the independent registered public accounting firm on matters which include the following:

•	the plan for, and the independent registered public accounting firm’s report on, each audit of the Company’s financial statements;

•	the Company’s quarterly and annual financial statements contained in reports filed with the SEC or sent to shareholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies, or in its financial statements;

•	significant developments in accounting rules;

•	the adequacy of the Company’s internal accounting controls, and accounting, financial and auditing personnel; and

•	the continued independence of the Company’s independent registered public accounting firm and the monitoring of any engagement of the independent registered public accounting firm to provide non-audit services.

The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s annual report. The Committee took a number of steps in making this recommendation for 2005. First, the Audit Committee discussed with PricewaterhouseCoopers LLP (“PWC”), the Company’s independent registered public accounting firm for 2005, those matters required to be communicated and discussed between an issuer’s independent registered public accounting firm and its audit committee under applicable auditing standards, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with PWC its independence and received a letter from PWC concerning such independence as required under applicable independence standards for independent registered public accounting firms of public companies. This discussion and disclosure informed the Audit Committee of PWC’s independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with management and PWC, the Company’s audited consolidated balance sheets for December 31, 2005, and consolidated statements of income, cash flows and shareholders’ equity and comprehensive income for the year ended December 31, 2005. Based on the discussions with PWC concerning the audits, the independence discussions, and the financial statement review and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board (and the Board agreed) that these financial statements be included in the Company’s 2005 Annual Report on Form 10-K.

AUDIT FEES.  The Company was billed $1,432,095 and $550,137 for Audit Services provided by PWC in 2005 and 2004, respectively. “Audit Services” consist of professional services rendered by the Company’s principal accountant for the audits of the Company’s annual financial statements and management’s assessment of the Company’s internal control over financial reporting, review of the financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by the accountant in connection with these filings. Audit services include $712,595 and $359,822 in 2005 and 2004, respectively, for services provided in connection with the Company’s initial public offering in 2005. These costs were netted against the offering proceeds.

AUDIT-RELATED FEES.  The Company was billed $13,191 by PWC in 2004 for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements.

TAX FEES.  The Company was billed $5,000 and $92,819 in 2005 and 2004, respectively, for tax related services provided by PWC.

ALL OTHER FEES.  The Company was billed $1,500 in 2005 for certain software provided by PWC, which was used by the Company.

The Audit Committee, based on its reviews and discussions with management and PWC noted above, determined that the provision of these services was compatible with maintaining PWC’s independence.

PRE-APPROVAL POLICIES AND PROCEDURES FOR AUDIT AND NON-AUDIT SERVICES.  The Audit Committee has developed policies and procedures concerning its pre-approval of the performance of audit and non-audit services. These policies and procedures provide that the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company. If a product or service arises that was not already pre-approved, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to consider and pre-approve such services between quarterly meetings of the Audit Committee. In pre-approving all audit services and permitted non-audit services, the Audit Committee or a delegated member must consider whether the provision of the permitted non-audit services is consistent with maintaining the independence of the Company’s independent registered public accounting firm. Any interim approvals granted by the Chairman of the Audit Committee are reported to the entire Audit Committee at its next regularly scheduled meeting.

THE AUDIT COMMITTEE

Julius A. Otten, Chariman
Richard L. Lindberg
Josepha D. Sarafa

EXECUTIVE COMPENSATION

The following tables set forth information concerning the annual and long-term compensation of those persons who during 2005 were (i) the chief executive officer and (ii) the other executive officers of the Company whose compensation is required to be disclosed pursuant to the rules of the SEC (the “Named Officers”).

SUMMARY COMPENSATION TABLE

				Long-Term Compensation Awards
				Restricted	Securities
Name and		Annual Compensation		Stock	Underlying	All Other
Principal Position	Year	Salary	Bonus(1)	Awards	Options	Compensation(2)

James G. Petcoff	2005	$770,000	$70,000	—	100,000	$34,663
Chief Executive Officer,	2004	635,000	750,000	—	—	32,502
President and Chairman	2003	561,458	855,000	—	—	41,919
of the Board of Directors
B. Matthew Petcoff	2005	$367,500	$45,000	—	50,000	$23,568
Chief Operating Officer	2004	367,500	350,000	—	—	23,019
and Executive Vice	2003	357,292	300,000	—	—	22,145
President
John H. Berry	2005	$173,333	$12,500	—	25,000	$16,293
Chief Financial Officer	2004	163,333	30,000	—	—	17,200
and Treasurer	2003	153,333	30,000	—	—	16,093
Bradford T. Lyons	2005	$183,333	$25,000	—	35,000	$10,165
Senior Vice President —	2004	168,000	60,000	—	—	11,014
Underwriting	2003	154,000	60,000	—	—	10,111
L. Matthew MacLean	2005	$180,000	$35,000	2,500	30,000	$19,680
Senior Vice President —	2004	159,333	50,000	—	—	20,200
Claims	2003	144,667	50,000	—	—	19,267

(1)	The bonus figures represent bonuses actually earned during the respective period. Figures include certain bonus amounts (a) earned in 2003, but were paid in 2004, (b) earned in 2004, but were paid in 2005, and (c) earned in 2005, but were paid in 2006.

(2)	Other compensation consists of (a) 401(k) contributions, (b) automobile allowances and (c) club dues.

EQUITY INCENTIVE PLAN

The Company maintains the North Pointe Holdings Corporation Equity Incentive Plan for its employees. The following tables sets forth option grants in 2005. No options were exercised in 2005.

OPTION GRANTS IN 2005

					Potential Realizable
					Value at Assumed
		Percent of Total			Annual Rate of Stock
	Number of Securities	Options Granted to			Price Appreciation for
	Underlying Options	Employees in	Exercise	Expiration	Option Term
Name	Granted(1)	2005	Price	Date	5%	10%

James G. Petcoff	100,000	25	$12.00	9/27/2015	$754,674	$1,912,491
B. Matthew Petcoff	50,000	12	12.00	9/27/2015	377,337	956,245
John H. Berry	25,000	6	12.00	9/27/2015	188,668	478,123
Bradford T. Lyons	35,000	9	12.00	9/27/2015	264,136	669,372
L. Matthew MacLean	30,000	7	12.00	9/27/2015	226,402	573,747

(1)	All options granted in 2005 become exercisable in equal 20% installments on each anniversary of the grant date, commencing with the first anniversary thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Richard J. Lindberg and Jorge J. Morales. Neither of the members of the Compensation Committee is or has been an officer or an employee of the Company. In addition, during 2005, none of the Company’s executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Company’s Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy.  The Company has had a long-standing philosophy of targeting executive compensation at a level above the average of competitive practice. As part of this philosophy, the mix of compensation elements has emphasized variable, performance-based programs. As a result of this philosophy, the Manager has been successful at recruiting, retaining, and motivating executives who are highly talented, performance-focused, and entrepreneurial. The Compensation Committee has continued to apply this philosophy to its decisions on compensation matters.

The Company’s compensation program for executive officers currently consists of the following key elements: annual compensation in the form of base salary, bonus compensation and compensation under the Equity Incentive Plan and the Annual Incentive Compensation Plan. The compensation of the Named Officers is determined based on their individual performance and the performance of the Company.

Base Salaries.  Base salaries for the Company’s executive officers are generally targeted at a level above the average for executives of industry competitors. The salaries of the Named Officers are reviewed and approved by the Compensation Committee based on its subjective assessment of each executive’s experience and performance and a comparison to salaries of senior management of industry competitors.

Bonuses.  The Compensation Committee’s policy is to recommend bonuses that are necessary to attract executive officers and that compensate executive officers for achieving the Company’s goals. In addition, the Compensation Committee’s policy is to consider discretionary bonuses, determined near the end of the fiscal year, to compensate executive officers for performance achievements during the fiscal year not covered by bonuses paid earlier in the year.

401(k) Plan.  The Company has established a retirement savings plan under section 401(k) of the Internal Revenue Code to cover our eligible employees. Eligible employees electing to participate in the 401(k) plan may defer from one to 15% of their compensation on a pre-tax basis, subject to statutory limits, by making contributions to the plan. Employees become eligible to participate in the 401(k) plan after three months of service, after which the Company may match 100% of eligible employees’ contributions up to first 4.0% of their compensation. All amounts contributed by eligible employees and the earnings on these amounts are fully vested as soon as an eligible employee begins participation in the 401(k) plan. The Company’s matching contributions and earnings on those amounts are fully vested after an employee has been employed three years.

Equity Incentive Plan.  On June 10, 2005 our board of directors adopted, and our shareholders approved, the Equity Incentive Plan, or Plan, to enable us to attract, retain and motivate our key employees and directors through equity-based compensatory awards including restricted stock awards, performance shares, stock options and stock appreciation rights. The Plan is administered by the Compensation Committee. The Plan provides that the Compensation Committee has the authority to, among other things, select plan participants, determine the type and amount of awards, determine when the awards will be granted, determine award terms, fix all other conditions of any awards, interpret the Plan and any plan awards, and delegate certain of its authority and duties.

Annual Incentive Compensation Plan.  On June 10, 2005, the Compensation Committee adopted and approved the Annual Incentive Compensation Plan, or the Incentive Plan, to provide an incentive compensation system for our key employees that promotes and rewards the maximization of shareholder value over the long term through the establishment of objectives which are deemed by the compensation committee to be in our best interests. The Incentive Plan is intended to provide for the payment of amounts that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code in order that such amounts paid to certain executive officers will not fail to be deductible by us for federal income tax purposes. The Plan is administered by the Compensation Committee. Under the Incentive Plan, the Compensation Committee will fix a target cash award for each participant at the same time that it selects the eligible employee participants, provided that no participant may receive a payment under the Incentive Plan in any fiscal year of the Company of more than $5.0 million. A participant’s target cash award may be specified as a percentage of compensation, a fixed dollar amount or in any other manner the committee determines. Compensation generally means the participant’s annualized base salary as of the end of the performance period. The committee may, at the time it grants an award, include or exclude types of compensation for purposes of determining a participant’s target award.

Compensation of Chief Executive Officer.  James G. Petcoff’s base salary for 2005 was at an annual rate of $750,000. Based on the Compensation Committee’s evaluation of Mr. Petcoff’s performance and the performance of the Company and the report of the independent consultant, the Compensation Committee confirmed that Mr. Petcoff’s base salary, his bonus and his incentive compensation under the Plan and the Incentive Plan, were consistent with the Company’s compensation philosophy.

THE COMPENSATION COMMITTEE

Jorge J. Morales, Chairman
Richard J. Lindberg

COMPARISON OF CUMULATIVE TOTAL RETURN
BETWEEN NORTH POINTE HOLDINGS CORPORATION, THE NASDAQ MARKET INDEX AND THE NASDAQ INSURANCE INDEX

The graph below compares the performance of the Common Stock to that of the Nasdaq Market Index and the Nasdaq Insurance Index for the period commencing September 23, 2005, the day on which the Common Stock began trading, and ending December 31, 2005. The indexes assume $100 invested (on a dividend reinvestment basis) in each of the Company’s Common Stock and each index on September 23, 2005. The total shareholder returns depicted in the graph are not necessarily indicative of future performance.

	9/23/05	10/31/05	11/30/05	12/31/05
NORTH POINTE HOLDINGS CORP	100.00	93.77	112.22	127.76
NASDAQ INSURANCE INDEX*	100.00	101.71	104.40	104.22
NASDAQ MARKET INDEX	100.00	98.71	104.08	102.81

*	As published by the Hemscott Group

CERTAIN EMPLOYMENT ARRANGEMENTS

The Company has entered into separate employment agreements with our Chief Executive Officer, James G. Petcoff, and our Chief Operating Officer, B. Matthew Petcoff. These agreements were executed in June 2005 for an initial term of five years, subject to automatic one-year extensions unless either party provides written notice of termination at least 90 days prior to the expiration of any term. Under these agreements, we currently pay base salaries of $750,000 to James G. Petcoff and $367,000 to B. Matthew Petcoff, subject to annual adjustment. Each of these executive officers also may receive additional amounts as participants in our Equity Incentive Plan, and otherwise as bonus, incentive or equity compensation as our compensation committee may determine in accordance with our regular compensation practices. These officers also are entitled to receive other standard employee benefits and certain perquisites, including a car allowance and social or country club fees and dues.

These employment agreements provide that, for a period of 24 months following the termination of employment, each of James G. Petcoff and B. Matthew Petcoff may not compete with us or solicit our employees or customers. Further, each of the agreements provides that, during and after the term of employment, the executive officer will not disclose or improperly use confidential information relating to our business.

If we terminate the employment of either James G. Petcoff or B. Matthew Petcoff without cause as defined in the applicable agreement, or if the executive officer terminates his employment for good reason following a change in control, as those terms are defined in the applicable agreement, the executive officer will be entitled to receive the greater of (i) his base salary for the remainder of the contract term or (ii) an amount equal to three times the sum of his current base salary, plus 50% of the cash bonus paid or due the executive for the last fiscal year. If we terminate the employment of either James G. Petcoff or B. Matthew Petcoff for cause, as defined in the applicable agreement, or if the executive officer resigns, the executive officer will be entitled to receive accrued compensation. If either James G. Petcoff or B. Matthew Petcoff terminates his employment with us for cause, as defined in the applicable agreement, he will be entitled to his base salary for the remainder of the contract term, plus an amount equal to three times his cash bonus for the previous calendar year. If either James G. Petcoff or B. Matthew Petcoff dies or becomes disabled, as defined in the applicable agreement, the executive (or his estate or personal representative) will be entitled to receive his monthly base salary, less any disability payments from insurance for which we have paid the premiums, until the earlier to occur of the end of the contract term or the executive reaching the age of 70, plus an amount equal to three times his cash bonus for the previous calendar year.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On April 10, 2006, the Audit Committee of the Board of Directors of the Company dismissed PWC as its independent registered public accounting firm.

The reports of PWC on the financial statements of the Company for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, and they were not qualified nor modified as to uncertainty, audit scope or accounting principle.

During fiscal years ended December 31, 2005 and 2004 and through April 10, 2006, there have been no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC would have caused it to make a reference thereto in their reports on the financial statements for such years.

Except as noted below, during the Company’s two most recent fiscal years ended December 31, 2005 and 2004 and through April 10, 2006, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

As of September 30, 2005, management of the Company concluded that the Company did not maintain effective controls over the completeness of liabilities related to a recent assessment from Citizens Property Insurance Corporation (“Citizens”), an entity created by the State of Florida to provide insurance to property owners unable to obtain coverage in the private insurance market. Citizens has the ability to assess private insurance carriers such as the Company to fund a substantial portion of its deficit. Specifically, the Company did not properly identify and recognize the liability to Citizens when probable and reasonably estimable. This control deficiency resulted in an adjustment to the Company’s unaudited interim financial statements as of and for the quarter ended September 30, 2005. In addition, this control deficiency could result in a material misstatement in our annual or interim financial statements that would not be prevented or detected. Accordingly, management concluded as of September 30, 2005 that this control deficiency constituted a material weakness.

As of September 30, 2005, management of the Company concluded that the Company did not maintain effective controls over the accounting for certain reinsurance contracts. Specifically, the Company did not properly evaluate certain of its reinsurance contracts to determine amounts recoverable related to the Citizens assessment described above. This control deficiency resulted in an adjustment to the Company’s unaudited interim financial statements as of and for the quarter ended September 30, 2005. In addition, this control deficiency could result in a material misstatement to the Company’s annual or interim financial statements that would not be prevented or detected. Accordingly, management of the Company concluded that this control deficiency constituted a material weakness.

As of December 31, 2005, management of the Company believes that each of the two material weaknesses described above has been remediated. The Company has authorized PWC to respond to inquiries from the successor registered independent public accounting firm regarding these two material weaknesses.

The Company has provided PWC with a copy of the disclosures made above and requested that PWC furnish the Company with a letter addressed to the SEC stating whether PWC agrees with such disclosures and, if not, stating the respects in which it does not agree. A copy of the letter, dated April 14, 2006, provided by PWC in response to such request is included as an exhibit to Form 8-K filed by the Company with the SEC on April 14, 2006.

Representatives of PWC are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

ITEM 2 — RATIFICATION OF DELOITTE & TOUCHE LLP

Effective April 13, 2006, the Audit Committee of the Board of Directors of the Company engaged Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2006. We are submitting the selection of independent auditors for shareholder ratification at the annual meeting.

During the Company’s fiscal years ended December 31, 2005 and 2004 and through April 13, 2006, neither the Company nor anyone on its behalf consulted Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Representatives of Deloitte are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

Our organizational documents do not require that our shareholders ratify the selection of Deloitte as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte, but still may retain Deloitte. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Deloitte as our independent auditors for our fiscal year ending December 31, 2006. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.

OTHER MATTERS

The Board of Directors does not know of any other matters to be determined by the shareholders at the annual meeting; however, if any other matter is properly brought before the meeting, the proxy holders named in the enclosed proxy card intend to vote in accordance with the Board’s recommendation or, if there is no recommendation, in their own discretion.

COSTS OF PROXY SOLICITATION

The cost of preparing, assembling, and mailing the proxy material will be paid by the Company. The Company will request nominees and others holding shares for the benefit of others to send the proxy material to, and to obtain proxies from, the beneficial owners and will reimburse such holders for their reasonable expenses in doing so. In addition, the Company’s directors, officers and regular employees may solicit proxies by mail, telephone, facsimile or in person, but they will not receive any additional compensation for such work.

ADDITIONAL INFORMATION

PRESENTATION OF SHAREHOLDER PROPOSALS AT 2007 ANNUAL MEETING

Any shareholder proposal intended to be presented for consideration at the annual meeting to be held in 2007 must be received by the Company at North Pointe Holdings Corporation, 28819 Franklin Road, Southfield, Michigan 48034, by the close of business on December 31, 2006, and must otherwise be in compliance with the Company’s by-laws and the requirements of the proxy solicitation rules of the SEC, for inclusion in the Company’s proxy statement and form of proxy relating to such meeting. Any shareholder proposal intended to be presented for consideration at the 2007 annual meeting, but not intended to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting, must be received by the Company at the address stated above between April 22, 2007 and the close of business on May 22, 2007 to be considered timely.

HOUSEHOLDING

The Company has elected to send a single copy of its annual report and this Proxy Statement to any household at which two or more shareholders reside, unless one of the shareholders at such address notifies the Company that they wish to receive individual copies. If a single copy of the annual report and this Proxy Statement was delivered to an address that you share with another shareholder, at your request the Company will promptly deliver a separate copy to you. Requests should made by calling the Company at (248) 358-1171 or by writing to the Company, North Pointe Holdings Corporation, 28819 Franklin Road, Southfield, Michigan 48034. Any shareholder that shares an address with another shareholder and is receiving a single copy of the Company’s annual report and proxy statement but wishes to receive a separate copy in the future can contact the Company as set forth above. Similarly, any shareholder that shares an address with another shareholder and is receiving a separate copy of the Company’s annual report and proxy statement but wishes to receive a single copy in the future can also contact the Company to make such a request.

ANNUAL REPORT

The Annual Report of the Company for the year ended December 31, 2005, including financial statements for the years ended December 31, 2005, 2004 and 2003, and as of December 31, 2005 and 2004, audited by PWC, the Company’s independent registered public accounting firm for such periods, are being furnished with the Proxy Statement.

Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

By Order of the Board of Directors,

James G. Petcoff,
Chairman of the Board, President and
Chief Executive Officer

May 1, 2006

c/o Stock Transfer Department Post Office Box 105649 Atlanta, GA 30348

Vote by Telephone

Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh PA 15230.

Vote by Telephone
Call Toll-Free using a
touch-tone telephone:
1-888-693-8683

Vote by Internet
Access the Website and cast
your vote:
www.cesvote.com

Vote by Mail
Return your proxy
in the postage-paid
envelope provided

Vote 24 hours a day, 7 days a week.
If you vote by telephone or Internet, please do not send your proxy card by mail.

è

Proxy card must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

PROXY	NORTH POINTE HOLDINGS CORPORATION	PROXY
BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING JUNE 21, 2006.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORTH POINTE HOLDINGS CORPORATION
The undersigned hereby appoints James G. Petcoff, B. Matthew Petcoff and John H. Berry, each of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the common shares, no par value, of the undersigned in North Pointe Holdings Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on June 21, 2006, and at any and all adjournments thereof.

Dated:	, 2006

Signature of Shareholder

Signature of Shareholder

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
Proxy card must be signed and dated on the reverse side.
ê Please fold and detach card at perforation before mailing. ê

NORTH POINTE HOLDINGS CORPORATION	PROXY
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2 IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED OR IF NO INSTRUCTIONS ARE GIVEN.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

1. Election of Directors:

NOMINEES:	(1) R. Jamison Williams, Jr.m	(2) Julius A. Otten m

☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY	☐ FOR ALL EXCEPT
	FOR ALL NOMINEES	(see instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2. Ratification of Deloitte & Touche LLP as the Company’s independent public accounting firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. In their discretion with respect to any other matters that may properly come before the meeting.

☐
To change the address on your account, please check the box at left and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)